Exhibit 4.3

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No. 63938CAC2

NAVIENT CORPORATION

5.875% SENIOR NOTES DUE 2021

No. 1	$500,000,000
As revised by the Schedule of Increases or Decreases in Global Security attached hereto

Interest. Navient Corporation, a Delaware corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of five hundred million dollars ($500,000,000), as revised by the Schedule of Increases or Decreases in Global Security attached hereto, on March 25, 2021 and to pay interest thereon from March 27, 2015 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 25 and September 25 in each year, commencing September 25, 2015 at the rate of 5.875% per annum, until the principal hereof is paid or made available for payment.

Method of Payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be the Business Day immediately preceding the relevant Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof having been given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the Corporate Trust Office in U.S. Dollars.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer.

March 27, 2015

NAVIENT CORPORATION

By:	/s/ Stephen J. O’Connell
Name: Stephen J. O’Connell
Title: Senior Vice President & Treasurer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated: March 27, 2015

THE BANK OF NEW YORK MELLON

as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:	/s/ Laurence J. O’Brien
Authorized Signatory

Indenture. This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of July 18, 2014, among Navient Corporation (the “Company”) and The Bank of New York Mellon, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented and amended by the Second Supplemental Indenture, dated March 27, 2015 (as so supplemented, herein called the “Indenture”), between the Company and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $500,000,000.

Optional Redemption. The Securities of this series are subject to redemption at the Company’s option, at any time and from time to time, in whole or in part, at a Redemption Price equal to the greater of (i) 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to the Redemption Date, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30 day months) at the applicable Treasury Rate (as defined below) plus 50 basis points plus accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.

For purposes of determining the optional redemption price, the following definitions are applicable:

“Treasury Rate” means, with respect to any Redemption Date for the Securities, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The Treasury Rate will be calculated on the third business day preceding the Redemption Date.

“Comparable Treasury Issue” means the U.S. Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of the Securities.

“Comparable Treasury Price” means, with respect to any Redemption Date:

(a) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or

(b) if the Independent Investment Banker is unable to obtain at least four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by the Independent Investment Banker.

“Independent Investment Banker” means J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, as specified by the Company, or if these firms are unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC (and their respective successors) plus two others or their affiliates which are primary U.S. government securities dealers (each a “Primary Treasury Dealer”), provided however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Securities, an average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the Securities (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Notice of any redemption will be sent at least 30 days but not more than 60 days before the redemption date to each registered holder of Securities to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Securities or portions of the Securities called for redemption. If fewer than all of the Securities are to be redeemed, the Trustee will select, not more than 60 days prior to the redemption date, the particular Securities or portions thereof for redemption from the outstanding Securities not previously called by such method as the Trustee deems fair and appropriate.

Defaults and Remedies. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Repurchase Upon a Change of Control. Upon the occurrence of a Change of Control Triggering Event, the Holders of the Securities will have the right to require that the Company purchase such Holder’s outstanding Securities, in whole or in part, at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of purchase.

Amendment, Modification and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Restrictive Covenants. The Indenture does not limit the issuance of debt of the Company or any of its Subsidiaries.

Denominations, Transfer and Exchange. The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Persons Deemed Owners. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Miscellaneous. The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of said State.

All terms used in this Security and not defined herein shall have the meanings assigned to them in the Indenture.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security repurchased by the Company pursuant to Section 2.9 of the Supplemental Indenture, check the box below:

☐ Section 2.9

If you want to elect to have only part of the Security purchased by the Company pursuant to Section 2.9 of the Supplemental Indenture, state the amount you elect to have repurchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of increase in Principal Amount of this Global Security	Amount of decrease in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized signatory of Trustee